                                                         EXHIBIT NO. EX-99.g.1.e

                        THE DFA INVESTMENT TRUST COMPANY

                           FORM OF CUSTODIAN AGREEMENT
                              ADDENDUM NUMBER FIVE

         THIS ADDENDUM is made as of the ____ day of __________, 2001, by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PFPC TRUST COMPANY, formerly known as "Provident National Bank" ("PFPC Trust").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated January 15, 1993, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that the Fund may from time to time issue additional series and, in such event, the provisions of the Agreement shall apply to such series as may be mutually agreed to by the Fund and PFPC Trust;

         WHEREAS, PFPC Trust presently provides custodian services to those series of the Fund designated as The U.S. 6-10 Small Company Series, The U.S. 6-10 Value Series, The U.S. 4-10 Value Series and The U.S. 9-10 Small Company Series, which series shall be renamed The U.S. Small Cap Series, The U.S. Small Cap Value Series, The U.S. Small XM Value Series and The U.S. Micro Cap Series, respectively, and which are listed on Schedule A attached hereto; and

         WHEREAS, Paragraph 28 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those Series set forth on "Schedule A, Series of The DFA Investment Trust Company, Amended and Restated March 29, 2001," which is attached hereto, shall be "Covered Series" under the Agreement.

         2. The fee schedules of PFPC Trust applicable to the Series that are listed on Schedule A shall be as agreed to in writing, from time to time, by the Fund and PFPC Trust.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.       The effective date of this Addendum shall be March 29, 2001.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Five to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            THE DFA INVESTMENT TRUST COMPANY

                                            By:
                                                --------------------------------
                                                Catherine L. Newell
                                                Vice President and Secretary

                                            PFPC TRUST COMPANY

                                            By:
                                                --------------------------------
                                                Joseph Gramlich
                                                Senior Vice President

                                                            AMENDED AND RESTATED
                                                                  MARCH 29, 2001

                                   SCHEDULE A

                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY

                            THE U.S. MICRO CAP SERIES
                            THE U.S. SMALL CAP SERIES
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                         THE U.S. SMALL CAP VALUE SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                         THE U.S. SMALL XM VALUE SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                THE DFA TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES
                        THE LD U.S. LARGE COMPANY SERIES
                        THE HD U.S. LARGE COMPANY SERIES
                       THE LD U.S. MARKETWIDE VALUE SERIES
                       THE HD U.S. MARKETWIDE VALUE SERIES